Exhibit 99.1

EQT MIDSTREAM PARTNERS ACQUIRES TRANSMISSION, STORAGE AND GATHERING ASSETS FROM EQT CORPORATION

Pittsburgh, PA (October 13, 2016) — EQT Midstream Partners, LP (NYSE: EQM) today announced that it has acquired the Allegheny Valley Connector transmission and storage system, along with several Marcellus gathering systems from EQT Corporation (NYSE: EQT) for $275 million in cash. EQM funded the acquisition with borrowings from its revolving credit facility. The acquisition was effective October 1, 2016 and is expected to be immediately accretive to EQM’s distributable cash flow per unit.

The Allegheny Valley Connector (AVC) is regulated by the Federal Energy Regulatory Commission (FERC) and includes approximately 209 miles of transmission pipeline and 11 Bcf of working gas storage capacity. The AVC system has 450 MMcf per day of transmission capacity and is fully contracted for the winter season by Peoples Natural Gas, one of Pennsylvania’s largest natural gas distribution companies, through a firm reservation commitment that expires in 2034. EQM expects to invest approximately $50 million in AVC related growth projects during the remainder of 2016 and into 2017. The AVC is expected to generate Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $31 million in 2017, increasing to $35 million in 2018. The Non-GAAP Disclosures section of this news release provides important disclosures regarding projected net income and projected EBITDA.

The newly acquired gathering assets, consisting primarily of the Applegate, McIntosh, and Terra systems in Pennsylvania; and the Taurus system in West Virginia, include 87 miles of gathering pipeline, an estimated 7,000 hp of compression, and provide 370 MMcf per day of gathering capacity. EQT has committed to a total of 235 MMcf per day of firm capacity under a 10-year contract on the systems. EQM expects to invest approximately $105 million over the next several years to complete planned expansion projects, including the installation of approximately 20 miles of gathering pipeline and four compressor units with 20,000 hp of compression. Upon completion of the expansion projects, EQT’s total firm capacity will increase to 365 MMcf per day. The gathering systems are expected to generate EBITDA of $16 million in 2017, increasing to $30 million in 2018.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns approximately 950 miles of FERC-regulated interstate pipelines; and also owns approximately 1,700 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology — designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

NON-GAAP DISCLOSURES

EBITDA

As used in this news release, EBITDA means the earnings before interest, taxes and depreciation of AVC and the newly acquired gathering assets, respectively (together, the acquired assets).  EBITDA of these assets is a non-GAAP supplemental financial measure that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the contribution of the acquired assets to EQM’s future operating performance and cash flows.

EQM believes that the projected EBITDA of the acquired assets provides useful information to investors in assessing the viability of this acquisition and the related return on investment as well as the future impact of the acquired assets on EQM’s results of operations and financial condition. EBITDA should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies, EBITDA as used herein may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure.

EQM has not provided the projected net income of the acquired assets, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of the projected EBITDA of the acquired assets to the projected net income of the acquired assets, because EQM does not forecast interest expense or net income on acquisitions. Further, EQM does not allocate interest expense to individual gathering or transmission systems.  Finally, the timing of capital expenditures can significantly impact depreciation expense, which is a significant reconciling item between EBITDA and net income, and this timing is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. Therefore, the reconciliation of the acquired assets’ projected EBITDA to projected net income is not available without unreasonable effort.

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQM, including guidance regarding the projected EBITDA and volume growth of the Allegheny Valley Connector transmission and storage system and the acquired gathering systems; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to such programs); projected firm capacity and compression; capital commitments, projected capital and operating expenditures, capital budget and sources of funds for capital expenditures. The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM has based these forward-looking statements on current expectations and assumptions about future events. While EQM considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQM’s control. The risks and uncertainties that may affect the operations, performance and results of EQM’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2015 as filed with the SEC, as may be updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and EQM does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQT Corporation and its subsidiaries, other than EQT Midstream Partners, LP, is derived from publicly available information published by EQT.

Analyst inquiries please contact:

Nate Tetlow — Investor Relations Director

412.553.5834

ntetlow@eqtmidstreampartners.com

Patrick Kane — Chief Investor Relations Officer

412.553.7833

pkane@eqtmidstreampartners.com

Media inquiries please contact:

Natalie Cox — Corporate Director, Communications

412.395.3941

ncox@eqtmidstreampartners.com

Source: EQT Midstream Partners